Exhibit 99.B11(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the reference to our firm under the heading "Counsel and Independent Accountants" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information with respect to this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 on Form N1-A for the PBHG Advisor Funds, Inc.





/s/ Coopers & Lybrand L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 5, 1998